UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2008
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50425 (Commission File Number)	77-0436313 (I.R.S. Employer Identification No.)
6900 Dumbarton Circle
Fremont, California 94555
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On April 28, 2008, the board of directors (the “Board”) of Genitope Corporation (“Genitope” or the “Company”) appointed, effective as of April 28, 2008, Dan W. Denney, Jr., Ph.D., as the Company’s interim Chief Financial Officer and Principal Financial Officer and Greg L. Overholtzer as the Company’s Principal Accounting Officer.
     Dr. Denney, who is 54 years old, is the founder of the Company and has served as its Chief Executive Officer since November 1999 and its Chairman of the Board since August 1996. Dr. Denney did his postdoctoral research in the Chemistry Department at Stanford University, where he was a Merck Fellow. Dr. Denney then served as a Visiting Scholar at the University of Alberta in Canada prior to founding Genitope. Dr. Denney holds a B.A. from Vanderbilt University and a Ph.D. in Microbiology and Immunology from Stanford University School of Medicine. Dr. Denney is the brother of Gordon D. Denney, a current member of the Board.
     Mr. Overholtzer, who is 51 years old, has served as the Company’s Corporate Controller since February 2006. From January 2005 to February 2006, Mr. Overholtzer was employed by Stratex Corporation, a telecommunications company, serving as its Corporate Controller. Prior to joining Stratex, Mr. Overholtzer served a Vice President Finance and Chief Financial Officer of Polymer Technology Group, a biomaterials company, from September 1998 to January 2005. Mr. Overholtzer holds a B.A. in Zoology and a M.B.A. from University of California, Berkeley.
     In connection with Mr. Overholtzer’s appointment as the Company’s Principal Accounting Officer, the Company expects to enter into an indemnification agreement with Mr. Overholtzer that will be similar in form and substance to the indemnification agreements that other current executive officers of the Company have entered into with the Company in connection with their service. Under such indemnification agreement, the Company will, among other things, hold harmless and indemnify Mr. Overholtzer to the fullest extent authorized or permitted by applicable law and the Company’s Bylaws in connection with his service to the Company as an executive officer.
     On April 25, 2008, the Company established the Genitope Corporation MAb Incentive Plan (the “MAb Plan”) to incentivize and reward employees who are engaged in the critical monoclonal antibody research and development activities for remaining employed with the Company and contributing to the preservation and maximization of the Company's value. Mr. Overholtzer will be entitled to participate in the MAb Plan. Under the MAb Plan, each participant will be entitled to receive an incentive payment amount, generally equal to 1.5 times one month of such participant’s base salary, provided that they remain employed by the Company through and including July 1, 2008, the end of the notice period for termination under the federal Worker Adjustment and Retraining Notification Act. The MAb plan also requires that the participants provide at least 15 days notice prior to any resignation from the Company during 2008 and execute a release of claims as a condition to receiving the incentive payment.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: May 2, 2008	By:	/s/ Dan W. Denney
Dan W. Denney, Jr., Ph.D.
Chief Executive Officer